Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record Second Quarter Results

GAAP Revenue Increased 14%; Organic Revenue Increased 9%
GAAP DEPS Increased 26%; Adjusted DEPS Increased 29% to $2.89

Sarasota, Florida, July 26, 2018 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the second quarter ended June 30, 2018.

Roper reports results - including revenue, gross margin, earnings before taxes, net income, and diluted earnings per share (“DEPS”) - on both a GAAP basis and an adjusted basis.

Second quarter GAAP revenue increased 14% to $1.29 billion, adjusted revenue increased 13% to $1.30 billion, and organic revenue increased 9%. GAAP and adjusted gross margin were 63.1%, expanding 90 basis points on a GAAP basis and 40 basis points on an adjusted basis. EBITDA increased 14% to $449 million and EBITDA margin expanded 30 basis points to 34.6%.

GAAP earnings before taxes grew 23% to $313 million and adjusted earnings before taxes grew 17% to $392 million. GAAP DEPS was $2.19, a 26% increase, while adjusted DEPS was $2.89, a 29% increase. Operating cash flow increased 55% to $266 million.

"We delivered another record quarter with strong, broad-based growth across each of our four reporting segments as we continue to create value in our diverse set of niche markets,” said Brian Jellison, Roper’s Chairman, President, and CEO. “Our 9% organic revenue growth combined with nimble execution throughout our businesses drove margin expansion and record operating cash flow.”

“During the second quarter, we added another industry-leading, niche application software business to our family with the acquisition of PowerPlan. We also announced an agreement to divest our Gatan business, which will enhance our ability to deploy capital in the future and continue to drive value for our shareholders. As a result of continued positive momentum across the enterprise, we are raising our 2018 guidance and remain on track for a record year," concluded Mr. Jellison.

2018 Guidance

The Company now expects full year Adjusted DEPS of $11.40 - $11.56, compared to previous guidance of $11.08 - $11.32.

For the third quarter of 2018, the Company expects Adjusted DEPS of $2.89 - $2.95.

The Company’s guidance excludes the impact of future acquisitions or divestitures, and also excludes the impact of the pending Gatan divestiture.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Thursday, July 26, 2018. The call can be accessed via webcast or by dialing +1 877-260-1479 (US/Canada) or +1 334-323-0522, using confirmation code 2195537. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 2195537.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue Reconciliation and Growth Detail ($M)

	Q2 2018		Q2 2017	V %
GAAP Revenue	$1,294		$1,135	14%
Purchase accounting adjustment to acquired deferred revenue	2	A	16
Adjusted Revenue	$1,296		$1,151	13%

Components of Adjusted Revenue Growth
Organic				9%
Acquisitions/Divestitures				2%
Foreign Exchange				1%
Rounding				1%
Total Adjusted Revenue Growth				13%

Table 2: Adjusted Gross Margin Reconciliation ($M)

	Q2 2018		Q2 2017	V Bps
GAAP Revenue	$1,294		$1,135
Purchase accounting adjustment to acquired deferred revenue	2	A	16
Adjusted Revenue	$1,296		$1,151

GAAP Gross Profit	$816		$706
Purchase accounting adjustment to acquired deferred revenue	2	A	16
Adjusted Gross Profit	$818		$722

GAAP Gross Margin	63.1%		62.2%	+90 bps
Adjusted Gross Margin	63.1%		62.7%	+40 bps

Table 3: Adjusted EBITDA Reconciliation ($M)

	Q2 2018		Q2 2017	V% / Bps
GAAP Revenue	$1,294		$1,135
Purchase accounting adjustment to acquired deferred revenue	2	A	16
Adjusted Revenue	$1,296		$1,151

GAAP Net Earnings	$228		$180
Taxes	85		76
Interest expense	43		46
Depreciation	13		12
Amortization	78		74
Rounding	-		(1)
EBITDA	$447		$387

Purchase accounting adjustment to acquired deferred revenue	2	A	16
Purchase accounting adjustment for commission expense	-		(1)
Gain on sale of divested energy product line	-		(9)
Impairment charge on minority investment	-		2
Rounding	-		(1)
Adjusted EBITDA	$449		$394	14%
% of Adjusted Revenue	34.6%		34.3%	+30 bps

Table 4: Adjusted Earnings Before Taxes Reconciliation ($M)

	Q2 2018		Q2 2017	V%
GAAP Earnings Before Taxes	$313		$255	23%
Purchase accounting adjustment to acquired deferred revenue	2	A	16
Purchase accounting adjustment for commission expense	-		(1)
Amortization of acquisition-related intangible assetsB	77		73
Gain on sale of divested energy product line	-		(9)
Impairment charge on minority investment	-		2
Adjusted Earnings Before Taxes	$392		$336	17%

Table 5: Adjusted DEPS ReconciliationC

	Q2 2018		Q2 2017	V %
GAAP DEPS	$2.19		$1.74	26%
Purchase accounting adjustment to acquired deferred revenue	0.01	A	0.10
Purchase accounting adjustment for commission expense	-		(0.01)
Amortization of acquisition-related intangible assetsB	0.58		0.46
Recognition of deferred tax expense due to held-for-sale classification of GatanD	0.10		-
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs ActE	0.01		-
Gain on sale of divested energy product line	-		(0.06)
Impairment charge on minority investment	-		0.01
Adjusted DEPS	$2.89		$2.24	29%

Table 6: Forecasted Adjusted DEPS ReconciliationC

	Q3 2018		Full Year 2018
	Low End	High End	Low End	High End
GAAP DEPS	$2.26	$2.32	$8.86	$9.02
Purchase accounting adjustments to acquired deferred revenue and commissionsF	0.01	0.01	0.06	0.06
Amortization of acquisition-related intangible assetsB	0.62	0.62	2.37	2.37
Recognition of deferred tax expense due to held-for-sale classification of GatanD	-	-	0.10	0.10
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs ActE	-	-	0.01	0.01
Adjustments to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	TBD	TBD	TBD	TBD
Adjusted DEPS	$2.89	$2.95	$11.40	$11.56

A.	Acquisition-related fair value adjustment to deferred revenue related to the acquisitions of Deltek, Onvia, and PowerPlan ($2M pretax, $2M after-tax)

B.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 35% applied to amortization in 2017, and tax rate of 21% applied to amortization in 2018.

	Q2 2017A	Q2 2018A	Q3 2018E	FY 2018E
Pretax	$73	$77	$82	$314
After-tax	$48	$61	$64	$248
Per share	$0.46	$0.58	$0.62	$2.37

C.	All 2017 adjustments taxed at 35%, all 2018 adjustments taxed at 21%.

D.	Recognition of $10 million deferred tax expense due to held-for-sale classification of Gatan.

E.	Measurement period adjustment of $1 million to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act.

F.	Forecasted acquisition-related fair value adjustments to acquired deferred revenue and commissions of Onvia and PowerPlan, as shown below ($M, except per share data).

	Q3 2018E	FY 2018E
Pretax	$2	$7
After-tax	$2	$6
Per Share	$0.01	$0.06

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2018	December 31, 2017
ASSETS:

Cash and cash equivalents	$421.8	$671.3
Accounts receivable, net	669.3	641.7
Inventories, net	201.9	204.9
Income taxes receivable	47.9	24.4
Unbilled receivables	180.0	143.6
Other current assets	81.7	73.5
Current assets held for sale	48.5	—
Total current assets	1,651.1	1,759.4

Property, plant and equipment, net	138.6	142.5
Goodwill	9,389.4	8,820.3
Other intangible assets, net	3,964.0	3,475.2
Deferred taxes	29.9	30.7
Other assets	99.8	88.3
Assets held for sale	88.2	—

Total assets	$15,361.0	$14,316.4

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$165.2	$171.1
Accrued compensation	181.4	198.0
Deferred revenue	620.0	566.4
Other accrued liabilities	234.4	266.6
Income taxes payable	28.7	26.4
Current portion of long-term debt, net	801.7	800.9
Current liabilities held for sale	35.0	—
Total current liabilities	2,066.4	2,029.4

Long-term debt, net of current portion	4,821.7	4,354.6
Deferred taxes	963.7	829.6
Other liabilities	204.9	239.2
Liabilities held for sale	1.4	—
Total liabilities	8,058.1	7,452.8

Common stock	1.1	1.0
Additional paid-in capital	1,691.6	1,602.9
Retained earnings	5,833.4	5,464.6
Accumulated other comprehensive loss	(204.6)	(186.2)
Treasury stock	(18.6)	(18.7)
Total stockholders' equity	7,302.9	6,863.6

Total liabilities and stockholders' equity	$15,361.0	$14,316.4

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net revenues	$1,293.7	$1,134.7	$2,496.2	$2,221.0
Cost of sales	477.8	429.0	929.8	847.7
Gross profit	815.9	705.7	1,566.4	1,373.3

Selling, general and administrative expenses	461.6	411.5	911.9	820.8
Income from operations	354.3	294.2	654.5	552.5

Interest expense, net	43.2	45.8	86.4	91.7
Other income, net	2.3	7.0	0.6	5.9

Earnings before income taxes	313.4	255.4	568.7	466.7

Income taxes	85.0	75.9	129.0	129.1

Net earnings	$228.4	$179.5	$439.7	$337.6

Net earnings per share:
Basic	$2.21	$1.76	$4.26	$3.31
Diluted	$2.19	$1.74	$4.22	$3.27

Weighted average common shares outstanding:
Basic	103.2	102.1	103.1	102.0
Diluted	104.4	103.4	104.3	103.2

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions and percents of net revenues)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
RF Technology	$537.4		$460.5		$1,019.0		$890.1
Medical & Scientific Imaging	373.7		350.8		740.0		699.0
Industrial Technology	231.6		192.9		447.7		376.3
Energy Systems & Controls	151.0		130.5		289.5		255.6
Total	$1,293.7		$1,134.7		$2,496.2		$2,221.0

Gross profit:
RF Technology	$344.4	64.1%	$279.7	60.7%	$646.1	63.4%	$531.2	59.7%
Medical & Scientific Imaging	265.6	71.1%	254.1	72.4%	526.6	71.2%	506.0	72.4%
Industrial Technology	118.8	51.3%	98.2	50.9%	227.4	50.8%	191.3	50.8%
Energy Systems & Controls	87.1	57.7%	73.7	56.5%	166.3	57.4%	144.8	56.7%
Total	$815.9	63.1%	$705.7	62.2%	$1,566.4	62.8%	$1,373.3	61.8%

Operating profit*:
RF Technology	$157.6	29.3%	$119.5	26.0%	$277.9	27.3%	$208.5	23.4%
Medical & Scientific Imaging	125.6	33.6%	121.3	34.6%	246.3	33.3%	241.1	34.5%
Industrial Technology	74.1	32.0%	58.3	30.2%	139.8	31.2%	111.9	29.7%
Energy Systems & Controls	41.9	27.7%	32.9	25.2%	77.1	26.6%	63.1	24.7%
Total	$399.2	30.9%	$332.0	29.3%	$741.1	29.7%	$624.6	28.1%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $44.9 and $37.8 for the three months ended June 30, 2018 and 2017, respectfully, and $86.6 and $72.1 for the six months ended June 30, 2018 and 2017, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net earnings	$439.7	$337.6
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	25.2	24.3
Amortization of intangible assets	153.0	147.2
Amortization of deferred financing costs	3.2	3.6
Non-cash stock compensation	54.0	43.9
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(28.4)	50.1
Unbilled receivables	(24.0)	(16.9)
Inventories	(15.2)	(13.2)
Accounts payable and accrued liabilities	(30.8)	15.3
Deferred revenue	39.5	33.3
Income taxes	(61.7)	(51.0)
Other, net	(6.7)	(14.7)
Cash provided by operating activities	547.8	550.1

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(1,182.3)	(35.5)
Capital expenditures	(23.1)	(24.8)
Capitalized software expenditures	(4.4)	(5.7)
Proceeds from sale of assets	—	10.5
Other, net	(0.8)	(6.6)
Cash used in investing activities	(1,210.6)	(62.1)

Cash flows from financing activities:
Borrowings/(payments) under revolving line of credit, net	465.0	(570.0)
Cash dividends to stockholders	(84.5)	(70.9)
Proceeds from stock-based compensation, net	32.7	20.7
Treasury stock sales	2.8	2.0
Other	0.4	(0.2)
Cash provided by/(used in) financing activities	416.4	(618.4)

Effect of foreign currency exchange rate changes on cash	(3.1)	36.5

Net decrease in cash and cash equivalents	(249.5)	(93.9)

Cash and cash equivalents, beginning of period	671.3	757.2

Cash and cash equivalents, end of period	$421.8	$663.3